UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 8, 2006

Sara Lee Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-3344	36-2089049
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Three First National Plaza, Chicago, Illinois		60602-4260
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(312) 726-2600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

Earlier today, Sara Lee Corporation issued a press release and hosted a webcast announcing Sara Lee's financial results for the full year and fourth quarter of fiscal year 2006. On the webcast, a question was asked regarding the level of Sara Lee's unfunded pension liability as of the end of the fiscal year, which was information not contained in Sara Lee's press release. In response to the question and to supplement the financial information that was contained in the press release issued earlier today, Sara Lee reports the following: Based on the latest available actuarial reports, Sara Lee's unfunded pension liability as of the end of fiscal 2006 is approximately $1.1 billion, which includes approximately $200 million for pension plans related to the branded apparel business that will be assumed by Hanesbrands Inc. when it is spun off from Sara Lee in September 2006.

The information disclosed in this Current Report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sara Lee Corporation

August 8, 2006	By:	Wayne R. Szypulski

Name: Wayne R. Szypulski
Title: Senior Vice President and Controller (Principal Accounting Officer)